UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 17, 2023

Heyu Biological Technology Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-26731	87-0627910
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1901, Baotuo Building, 617 Sishui Street

Huli District, Xiamen City,

Fujian Province, China 361009

(Address of principal executive offices) (Zip code)

(86) 158 5924 0902

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Directors and Officers

On February 17, 2023, the board of directors of Heyu Biological Technology Corporation (the “Company”) announced the appointment of Mr. Zengqiang Lin as an independent director of the Company, effective immediately.

Mr. Zengqiang Lin is the founder and has served as the chairman of the board of directors of Fuqing Hongchang Food Co., Ltd, a biotechnology-led food trading company since 2017. Prior to his current role, Mr. Lin served as the general manager of Fujian Yuweixiang Frozen Food Co., Ltd, a leading enterprise in the food operation and processing industry, from June 2016 to December 2017. He also held the position of manager at Xizang Changhui Construction Engineering Co., Ltd from July 2015 to May 2016. Mr. Lin has a wealth of experience in business operation, supply chain management, and market expansion. Mr. Lin graduated from Fuzhou Foreign Trade College.

Item 9.01 Financial Statements and Exhibits

Number	Description of Exhibit
99.1	Press Release, dated February 17, 2023, announcing Heyu Biological Technology Corporation’s appointment of independent director

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heyu Biological Technology Corporation

By:	/s/ Ban Siong Ang
Ban Siong Ang
Chief Executive Officer

Dated: February 22, 2023

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